UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 15, 2016
BLACK KNIGHT FINANCIAL SERVICES, INC.
(Exact name of Registrant as Specified in its Charter)

001-37394
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	36-4798491 (IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 854-5100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Black Knight Financial Services, Inc. (“Black Knight” or the “Company”) Annual Meeting of Shareholders was held June 15, 2016. As of April 18, 2016, the record date for the Annual Meeting, 69,095,040 shares of Class A common stock and 84,826,282 shares of Class B common stock, or an aggregate of 153,921,322 shares of common stock of the Company were outstanding and entitled to vote. A quorum of shares of common stock were present or represented at the Annual Meeting. The number of votes cast for, against or withheld, as well as abstentions, if applicable, with respect to each proposal is set out below:

1.
To elect two Class I directors to serve until the Company’s 2019 Annual Meeting of Shareholders, or until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

	FOR	WITHHELD	BROKER NON-VOTES
David K. Hunt	139,013,178	9,868,266	2,012,117
Ganesh B. Rao	138,800,315	10,081,129	2,012,117

Directors whose term of office as a director continued after the meeting are as follows:

Class II (term expires at the 2017 Annual Shareholders Meeting): Richard N. Massey and John D. Rood

Class III (term expires at the 2018 Annual Shareholders Meeting): William P. Foley, II and Thomas M. Hagerty

2.	Ratification and appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year.

FOR	AGAINST	ABSTAIN
150,825,456	8,049	60,056

3.	To approve the Black Knight Financial Services, Inc. Employee Stock Purchase Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
148,660,354	220,015	1,075	2,012,117

4.	To approve a non-binding advisory resolution on the compensation paid to our named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
148,804,221	23,155	54,068	2,012,117

5.
To select, on a non-binding advisory basis, the frequency (annual or “1 Year”, biennial or “2 Years”, or triennial or “3 Years”) with which we solicit future non-binding advisory votes on the compensation paid to our named executive officers.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
148,384,590	49,614	399,566	47,674

The Company will hold future non-binding advisory votes on the compensation paid to our named executive officers annually, or every year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Black Knight Financial Services, Inc.

Date:	June 15, 2016	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary

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